                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement    / /  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      THE TRACKER CORPORATION OF AMERICA
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                          TO BE HELD SEPTEMBER 6, 1996

To the Stockholders of The Tracker Corporation of America:

         The Annual Meeting of Stockholders of The Tracker Corporation of America (the "Company") will be held at The Hilton O'Hare, Room 2010, 2nd Floor, O'Hare International Airport, Chicago, Illinois 60666, on Friday, September 6, 1996 at 4:00 p.m. for the following purposes:

         1.    To elect two Directors to the Board of Directors;

         2. To consider and act upon a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending March 31, 1996; and

         3. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on July 22, 1996 are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares of Common Stock can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting.

         A copy of the Company's Annual Report to Stockholders, which includes certified financial statements, is enclosed.

                                  By Order of the Board of Directors,

                                    /s/ Mark J. Gertzbein
                                  -----------------------------------
                                  Mark J. Gertzbein
                                  Secretary

Toronto, Canada
July 24, 1996

             IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL
              THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE.

                      The Tracker Corporation of America

             PROXY STATEMENT FOR THE ANNUAL STOCKHOLDERS' MEETING

                         TO BE HELD SEPTEMBER 6, 1996

             ----------------------------------------------------

                               TABLE OF CONTENTS

GENERAL INFORMATION............................................................1

ELECTION OF DIRECTORS..........................................................2
  Nominees.....................................................................2
  Directors, Executive Officers................................................3
  Board Meetings and Committees of the Board of Directors......................4
  Compensation of Directors....................................................4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ................5

EXECUTIVE COMPENSATION.........................................................8
  Summary Compensation.........................................................8
  Employment Contracts, Termination of Employment and Change of Control .......9
  1995 Stock Wage and Fee Payment Plan........................................10
  Proposed 1996 Stock Wage Plan...............................................11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................11
  Transactions with Management................................................11
  Certain Relationships.......................................................11
  Indebtedness of Management..................................................12
  Transactions with Promoters.................................................12
  Future Transactions with Affiliates.........................................12
  Reorganization..............................................................12
  Investment by Saturn Investments, Inc.......................................14
  Investor Relations Services - Corporate Relations Group.....................16

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS........................16

STOCKHOLDER PROPOSALS.........................................................17

OTHER BUSINESS................................................................17

                                 Proxy Statement
                                       of
                       The Tracker Corporation of America
                       180 Dundas Street West, Suite 1502
                        Toronto, Ontario, Canada M5G 1Z8
         --------------------------------------------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Tracker Corporation of America, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on September 6, 1996 at 4:00 p.m. or at any postponement or adjournment thereof. The Annual Meeting will be held at The Hilton O'Hare, Room 2010, 2nd Floor, O'Hare International Airport, Chicago, Illinois 60666.

         This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders on or about July 24, 1996. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Annual Meeting in accordance with the stockholder's instructions. If a stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Annual Meeting.

         Proxies will be solicited from the Company's stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail.

         Only holders (the "Stockholders") of (i) the Company's common stock, par value $0.001 per share (the "Company Common"), and (ii) the Exchangeable Preference Shares (the "Exchangeable Preference Shares," and together with the Company Common, the "Common Stock") of The Tracker Corporation ("Tracker Canada"), a wholly-owned subsidiary of the Company, at the close of business on July 22, 1996 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. On the Record Date there were 17,330,800 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. Assuming a quorum exists, an affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for approval of all items being submitted to the Stockholders for their consideration. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except the election of directors. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. Proxies will be tabulated by the Company. The Company shall, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

         A letter from the Company's President and the Company's annual report on Form 10-K for the year ended March 31, 1996 are being mailed to Stockholders with this Proxy Statement.

                              ELECTION OF DIRECTORS

NOMINEES

         The Board of Directors currently consists of seven members divided among three classes. Directors are elected by the Stockholders of the Company for three-year terms and hold office until the annual meeting of Stockholders for the year in which their respective term expires and until their successors are elected and qualified. Messrs. Lewis, Gertzbein and Yakobovits will serve until the 1997 annual meeting, and Messrs. Kyser and Korhonen will serve until the 1998 annual meeting. The Board of Directors proposes that Charles J. Coronella and Quincy A. S. McKean III, both of whom are currently serving as directors, be elected to serve as directors for three-year terms. A brief description of the business experience of each of Mr. Coronella and Mr. McKean is set forth below. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE ELECTION OF MR. CORONELLA AND MR. MCKEAN. Mr. Coronella and Mr. McKean have consented to being named herein and each has indicated his intention to serve if elected. If for any reason either Mr. Coronella or Mr. McKean, or both, should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee, or substitute nominees, designated by the Board of Directors.

NAME                    AGE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
- ---------------------   ---    ------------------------------------------------------------------
Charles J. Coronella    63    Charles J. Coronella has been a Director of the Company since June
                              30, 1994. Since 1995, Mr. Coronella has been the Chairman and Chief
                              Executive Officer of Executive Service Corp. of Arizona.  He has been a Director of Acordia of Arizona since 1993 and has been its Chairman of the Board since 1996.  Acordia of Arizona is a wholly-owned subsidiary of Acordia, Inc., a New York Stock Exchange listed company.  Mr. Coronella served as President and Chief Executive
                              Officer of Chase Bank of Arizona from 1991 to 1994. Prior to that,
                              Mr. Coronella served as a consultant to The Chase Manhattan
                              Corporation from 1990 to 1991. From 1989 to 1990, Mr. Coronella was responsible for the management of Chase Manhattan Bank's
                              United States banking subsidiaries.

Quincy A.S. McKean III  40    Quincy A.S. McKean III has been a Director of the Company since
                              June 30, 1994. Mr. McKean was a director of Ultra Capital Corp., the predecessor entity of the Company, from February 1992 to June 1994.
                              From January 1987 through March 1990, Mr. McKean was employed by
                              First Fidelity Bank, N.A./First Fidelity Brokers of Newark, New
                              Jersey, where he managed retail and institutional accounts. From
                              March 1990 through July 1994, he was a registered representative with Kidder Peabody & Co. in New York City. Since July 1994, Mr.
                              McKean has been associated, as a registered representative, with the New York securities firm of Mercer, Bokert, Buckman and Reid,
                              Inc.

DIRECTORS AND EXECUTIVE OFFICERS

         The members of the Board of Directors and executive officers of the Company are as set forth below. Executive officers serve until their successors have been chosen or until their earlier resignation or removal.

NAME                     AGE                           POSITION
- ---------------------    ---   --------------------------------------------------------------
I. Bruce Lewis           55    Company: Chief Executive Officer, President and Chairman of the
                               Board of Directors; Tracker Canada: President, Chief Operating
                               Officer, Chief Executive Officer and Chairman of the Board of
                               Directors
Mark J. Gertzbein        41    Company: Executive Vice President, Chief Financial Officer,
                               Secretary, Treasurer and Deputy Chairman of the Board of
                               Directors; Tracker Canada: Senior Vice President of Finance,
                               Chief Financial Officer, Secretary and Director
Ed J. Korhonen           60    Company: Director
Leonard Yakobovits       37    Company: Director
Wolfgang H. Kyser        49    Company: Director
Charles J. Coronella     63    Company: Director
Quincy A.S. McKean III   40    Company: Director

         I. Bruce Lewis has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since June 30, 1994. Mr. Lewis has also served the Company as President since August 12, 1995. Mr. Lewis also serves Tracker Canada as its Chief Executive Officer and Chairman of the Board of Directors and has so served since May 1993. For the period from 1980 through May 1990, Mr. Lewis was President and a Director of Albert Berg Limited and its subsidiaries. Albert Berg was petitioned into bankruptcy by its creditors in May 1990. From June, 1988 to August, 1990, he served as President of Cape Breton Chemical Corporation, a start-up PVC flexible stretch wrap manufacturer. From May 1990 through May 1993, Mr. Lewis was also a consultant to various companies in the areas of management and acquisition financing.

         Mark J. Gertzbein has been the Deputy Chairman of the Board of Directors, the Executive Vice President and the Chief Financial Officer, Secretary and Treasurer of the Company since June 30, 1994. In addition, Mr. Gertzbein has served as the Senior Vice President of Finance, the Chief Financial Officer and Secretary of Tracker Canada since his appointment in July 1993 and as a Director of Tracker Canada since May 1993. From August 1984 to June 1988, he served Albert Berg Limited as Vice President, Finance and Administration. Albert Berg was petitioned into bankruptcy by its creditors in May 1990. From June 1988 to August 1990, he served as the Chief Financial Officer of Cape Breton Chemical Corporation, a start-up PVC flexible stretch wrap manufacturer. From August 1990 to June 1991, Mr. Gertzbein consulted various companies on administrative, accounting and tax related issues. From June 1991 to July 1993, he served as the Corporate Controller for Summit Cosmetics, Inc., an exclusive warehouse and distributor in the cosmetics and fragrance industry.

         Ed J. Korhonen has been the a Director of the Company since November 1, 1995. He was the President, Chief Operating Officer and a Director of Tracker Canada from May 1993 through May 1996. Since resigning from his positions with Tracker Canada in May 1996, Mr. Korhonen has been the Executive Vice President of Eco Logic International Inc. Mr. Korhonen served Nabisco Brands Limited as President of Confectionery, Industrial Products and Grocery Divisions from 1977 to 1988 and was President of Maple Leaf Flour Products from 1989 to 1991. He has subsequently engaged in business consulting with a company, Ed Korhonen Management, he founded in 1991 and was a partner in the management consulting firm of Sniderman & Wood from January 1992 through May 1993. Mr. Korhonen also consults with Tracker Canada.

         Leonard Yakobovits has been a Director of the Company since September 8, 1995. Since 1985 Mr. Yakobovits has been the President of Dezco Holding & Trading, a North American clear-out specialist and distributor for branded consumer products. Mr. Yakobovits also consults with Tracker Canada.

         Wolfgang H. Kyser has been a Director of Tracker U.S. since June 30, 1994. Since 1986 Mr. Kyser has been a principal and the Chief Executive Officer of KHB Investments Corporation, which deals with foreign investments in Canada and the United States. Since 1995, Mr. Kyser has been a principal and the President of Kyser Pacific Group, which invests in and develops real estate. From December 1987 through September 1992, he was the sole director of "687292", an Ontario company which held real estate. In November 1992, "687292" was petitioned into bankruptcy by its creditors. Mr. Kyser also is a Director of AEG Sorting Systems, Inc. and Olympia Business Machines Ltd..

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         From April 1, 1995 through March 31, 1996, the Board of Directors met 10 times. The Board of Directors has established an Audit and a Compensation Committee. The Board does not have a Nominating Committee, and the entire Board is responsible for the size and composition of the Board and for recommending nominees to serve on the Board.

         The Audit Committee, which is comprised of Messrs. Coronella (Chairman), McKean and Gertzbein, is responsible for: (i) reviewing and recommending the engagement each year of the Company's independent auditors;
(ii) consulting with the independent auditors on the adequacy of the Company's internal controls; (iii) reviewing, with the independent auditors, the auditors' reports on the Company's financial statements; and (iv) taking such other steps as the Audit Committee deems necessary to carry out the normal functions of an audit committee. The Audit Committee held 1 meeting in the fiscal year ended March 31, 1996.

         The Compensation Committee, which is comprised of Messrs. Coronella (Chairman) and McKean, is responsible for: (i) determining the compensation of the Company's senior officers; (ii) reviewing recommendations by management as to the compensation of other officers and key personnel; and (iii) reviewing management's succession program. Further, the Compensation Committee administers the Company's 1994 Stock Incentive Plan (the "Plan"). The Compensation Committee held 8 meetings in the fiscal year ended March 31, 1996.

         During the fiscal year ended March 31, 1996, all incumbent directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person was a director), and (ii) the total number of meetings held by all committees on which such director served (during the periods that such director so served).

COMPENSATION OF DIRECTORS

         Non-employee directors are paid $500 for attendance at each meeting of the Board of Directors or a committee meeting and an annual retainer of $10,000. On August 16, 1995, the Company issued 41,143 shares of Common Stock to Mr. Coronella in lieu of $36,000 compensation owed to him for his service as a director and 31,429 shares of Common Stock to Mr. McKean in lieu of $27,500 compensation owed to him for his service as a director. On September 28, 1995, the Company issued 26,286 shares of Common Stock to Mr. Kyser in lieu of $23,000 compensation owed to him for his service as a director. On October 17, 1995, the Company issued 10,000 shares of Common Stock to Mr. Yakobovits in lieu of $10,000 compensation owed to him for his service as a director. On May 3, 1996, the Company issued 10,000 shares of Common Stock to each of Messrs. Coronella and McKean in lieu of $4,500 compensation owed to him for his service as a director, issued 5,556 shares of Common Stock to Mr. Kyser in lieu of $2,500 compensation for his service as a director, and issued 8,889 shares of Common Stock to Mr. Yakobovits in lieu of $4,000 for his service as a director. In addition, non-employee directors are eligible to receive options to purchase shares of the Company's Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 25, 1996 by (i) each person known to the Company to own beneficially more than 5% of the total voting stock of the Company (i.e., Common Stock and Class B Voting Common Stock), (ii) the Chief Executive Officer and the other executive officers of the Company named in the Summary Compensation Table, (iii) each of the Company's directors, and (iv) all directors and officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law. The Common Stock and the Class B Voting Common Stock, from which the holders of Exchangeable Preference Shares acquire their voting rights, are the only outstanding classes of equity securities of Tracker U.S. As of June 25, 1996, there were 320 record holders of Common Stock and 100 record holders of Class B Voting Common Stock.

                                 Number of         Number of                    Percentage
                                 Shares of         Shares of        Total        of Total
                                  Common        Class B Voting      Number       Number of
Beneficial Owner                  Stock          Common Stock     of Shares      Shares(1)
- ----------------                 ---------      --------------    ---------     ----------
I. Bruce Lewis(2)(3)...........   177,500         3,408,532       3,586,032      14.8%
180 Dundas Street West,
Suite 1502, Toronto,
Ontario, Canada  M5G 1Z8

Mark J. Gertzbein(2) ..........   786,278                  0        786,278      3.2%
180 Dundas Street West,
Suite 1502, Toronto,
Ontario, Canada  M5G 1Z8

Ed J. Korhonen(2) .............   101,750           142,864         244,614      1.1%
2206 Pineneedle Row,
Mississauga, Ontario,
Canada  L5C 1V3

Quincy A.S. McKean III (9).....    46,082                 0          46,082        *
75 West Front Street
Red Bank, New Jersey  07701

Charles J. Coronella (9).......    54,476                 0          54,476        *
4521 East Via Los Caballos
Phoenix, Arizona  85028

Leonard Yakobovits(2)..........    8,889                100           8,989        *
P. O. Box 243, Concord,
Ontario, Canada  L4K 1B4

                                   Number of      Number of                  Percentage
                                   Shares of      Shares of        Total      of Total
                                    Common     Class B Voting      Number     Number of
Beneficial Owner                    Stock       Common Stock     of Shares    Shares(1)
- ----------------                  ---------    --------------    ---------   ----------
Wolfgang H. Kyser(4) (9).........    35,175         2,858          38,033         *
121 Richmond Street West,
#1000, Toronto, Ontario,
Canada  M5H 2K1

Gregg C. Johnson(2)(5) ..........   585,844        28,572         614,416       2.5%
13470 North 85th Place
Scottsdale, Arizona 85260

Saturn Investments, Inc.(2)(6) .. 3,903,797     1,052,564       4,956,361      20.4%
c/o Anthony Bonanno, Esq.
Gibson, Dunn & Crutcher
1050 Connecticut Ave. N.W.
Washington, D.C. 20036-5306

Ismail A. Abudawood(2)(7)........ 4,132,369     1,052,564       5,184,933      21.4%
P.O. Box 227
Jeddah, 21411
Kingdom of Saudi Arabia

Ayman I. Abudawood(2)(7)......... 3,903,797     1,073,264       4,977,061      20.5%
P.O. Box 227
Jeddah, 21411
Kingdom of Saudi Arabia

Osama I. Abudawood(2)(7)......... 3,903,797     1,125,564       5,029,361      20.7%
P.O. Box 227
Jeddah, 21411
Kingdom of Saudi Arabia

Anas I. Abudawood(2)(7).......... 3,903,797     1,067,264       4,971,061      20.5%
P.O. Box 227
Jeddah, 21411
Kingdom of Saudi Arabia

Executive officers and
directors as a group
including those named
above (seven persons)(2)(8)...... 1,210,150      3,003,781       4,213,931     17.4%

- ------------------
* Less than 1% of the outstanding Common Stock.
(1) Percentage of ownership is based upon 24,257,855 shares of Common Stock beneficially owned on June 25, 1996, including 10,711,885 shares of Common Stock, 5,209,762 shares of Class B Voting Common Stock ("Voting Stock"), currently exercisable warrants for 15,577 Exchangeable Preference Shares, currently exercisable warrants to purchase 750,000 shares of Common Stock, currently exercisable options to purchase 9,999 shares of Common Stock, 1,688,959 shares reserved for issuance under the Company's currently convertible Convertible Debentures (based on the placement of such debentures through June 25, 1996), which may be converted commencing October 1, 1995, 3,903,797 shares issuable to Saturn Investments, Inc. ("Saturn") under a currently exercisable option to acquire 25%, post-exercise issuance, of the outstanding voting equity of the Company, 867,876 shares reserved for issuance to holders of the Company's presently convertible Convertible Preferred Stock (based on the conversion price in effect on June 25, 1996), 200,000 shares reserved for issuance under the TODA Option and 900,000 shares reserved for issuance under the Merchant Partners Option. The Company believes that the option to purchase the 3,903,797 shares terminates as of the date the registration statement, filed November 22, 1995, as amended, is declared effective by the Commission. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Investment by Saturn Investments, Inc."

(2) Pursuant to that certain Exchange Agency and Trust Agreement dated July 12, 1994 among the Company, Tracker Canada and Montreal Trust Company ("Trustee"), the Trustee holds, for the benefit of the holders of Exchangeable Preference Shares, that number of shares of Voting Stock as are held by the owners of Exchangeable Preference Shares. By contractual agreement, prior to the exchange of the Exchangeable Preference Shares, holders of Exchangeable Preference Shares receive their voting rights from the Voting Stock held by the Trustee.

(3) Includes 1,236,436 Exchangeable Preference Shares over which Mr. Lewis has voting power pursuant to agreements with Mr. Gertzbein, Mr. Johnson and Mr. Jonathan Lewis, Mr. Lewis' son.

(4) Includes 2,858 shares of Class B Voting Common Stock held by Kyser Investment Corporation, a company of which Mr. Kyser is the sole stockholder.

(5) Includes 28,572 Exchangeable Preference Shares held by the Trustee for the benefit of Spire Consulting Group, Inc.

(6) Includes 1,052,564 Exchangeable Preference Shares owned by Saturn. Pursuant to an option agreement dated March 14, 1994, Saturn has the right to acquire that number of shares of the Company's Common Stock which would provide Saturn (when combined with shares held by Saturn at the time of exercise) with 25%, post-exercise issuance, of the outstanding voting equity of the Company. The purchase price of such shares is their fair market value. Based on the number of share of the Company's Common Stock issued and outstanding as of June 25, 1996, Saturn may exercise the option for 3,903,797 shares of the Company's Common Stock. In addition, Saturn has a contractual right, which to date it has not exercised, to have one representative on the Company's Board of Directors, which representative may be removed only with the written consent of Saturn. Saturn also has the right to attend Board meetings and to receive certain information regarding the Company. The Company believes that the option to purchase the 3,903,797 shares terminates as of the date the registration statement, filed November 22, 1995, as amended, is declared effective by the Commission. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Investment by Saturn Investments, Inc."

(7) Includes 1,052,564 Exchangeable Preference Shares owned by Saturn and 3,903,797 shares underlying Saturn's option. Ismail A. Abudawood is the sole stockholder, and Ayman I. Abudawood, Osama I. Abudawood, and Anas I. Abudawood are directors of Saturn. The Company believes that the option to purchase the 3,903,797 shares terminates as of the date the registration statement, filed November 22, 1995, as amended, is declared effective by the Commission. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Investment by Saturn Investments, Inc." Accordingly, they may be deemed to be beneficial owners of such shares.

(8) Includes currently exercisable options to acquire 9,999 shares of Company Common, 607,858 shares held by individuals who are not executive officers, directors or nominees over which Mr. Lewis has voting power, and 78,005 shares held by individuals who are not executive officers, directors or nominees over which Mr. Korhonen, or failing him, Mr. Gertzbein, has voting power.

(9) Includes currently exercisable options to acquire 3,333 shares of Company Common.

(10) Includes Convertible Debentures which are currently convertible into 228,572 shares of Tracker Common and which are held by Wafr Holdings N.V. ("Wafr"). Ismail A. Abudawood beneficially owns Wafr. Accordingly, he may be deemed to be a beneficial owner of the shares issuable pursuant to the Convertible Debentures.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid in cash or shares or accrued by the Company to the Chief Executive Officer and to the three other executive officers (the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal year ended March 31, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE
                                                                           Long-term
                                                                          Compensation
                                                 Fiscal       Annual       Restricted
                                                  Year     Compensation      Stock
Name and Principal Position                      Ended        Salary         Awards
                                                               ($)            ($)
- ---------------------------------------------    ------    ------------   -----------
I. Bruce Lewis, Chief Executive Officer(1)        1996        175,000          - -

I. Bruce Lewis, Chief Executive Officer(1)        1995        178,350          - -

Mark J. Gertzbein, Chief Financial Officer        1996        175,000        413,437
& Executive Vice President(2)

Mark J. Gertzbein, Chief Financial Officer        1995        178,350          - -
& Executive Vice President(2)

Gregg C. Johnson, President (3)                   1996        194,000        413,437

Gregg C. Johnson, President(3)                    1995        178,350          - -

Edwin J. Korhonen, President, Tracker Canada(4)   1996        139,000          - -

Edwin J. Korhonen, President, Tracker Canada      1995        142,680          - -

- ----------------
(1) Through BL Consulting Services, Mr. Lewis contracted with Tracker Canada for annual compensation in the amount of $178,350. In connection with the Reorganization, the Company and Mr. Lewis entered into a stockholder-approved employment agreement which originally provided for base annual salary in the amount of $440,000. The Company has amended the employment agreement with Mr. Lewis, and coordinated the consulting agreement between Tracker Canada and BL Consulting Services, to terminate the consulting agreement between Tracker Canada and BL Consulting Services as of the effective date of the employment agreement between the Company and Mr. Lewis, to provide for a total compensation for the year ended March 31, 1995 in the amount of $178,350 and to reduce the annual base salary under the employment agreement between the Company and Mr. Lewis to $175,000 effective April 1, 1995.

(2) Through MJG Management Accounting Services Ltd., Mr. Gertzbein contracted with Tracker Canada for annual compensation in the amount of $178,350. In connection with the Reorganization, the Company and Mr. Gertzbein entered into a stockholder-approved employment agreement which originally provided for base annual salary in the amount of $350,000. The Company has amended the employment agreement with Mr. Gertzbein, and coordinated the consulting agreement between Tracker Canada and MJG Management Accounting Services Ltd., to terminate the consulting agreement between Tracker Canada and MJG Management Accounting Services Ltd. as of the effective date of the employment agreement between the Company and Mr. Gertzbein, to provide for a total compensation for the year ended March 31, 1995 in the amount of $178,350 and to reduce the annual base salary under the employment agreement between the Company and Mr. Gertzbein to $175,000 effective April 1, 1995. On April 11, 1995, the Compensation Committee granted Mr. Gertzbein 315,000 shares of restricted stock under the 1994 Plan.

(3) Through Spire Consulting Group, Inc., Mr. Johnson contracted with Tracker Canada for annual compensation in the amount of $178,350. In connection with the Reorganization, the Company and Mr. Johnson entered into a stockholder-approved employment agreement which originally provided for base annual salary in the amount of $350,000. The Company amended the employment agreement with Mr. Johnson, and coordinated the consulting agreement between Tracker Canada and Spire Consulting Group, Inc., to terminate the consulting agreement between Tracker Canada and Spire Consulting Group, Inc. as of the effective date of the employment agreement between the Company and Mr. Johnson, to provide for a total compensation for the year ended March 31, 1995 in the amount of $178,350 and to reduce the annual base salary under the employment agreement between the Company and Mr. Johnson to $175,000 effective April 1, 1995. On April 11, 1995, the Compensation Committee granted Mr. Johnson 315,000 shares of restricted stock under the Plan. Mr. Johnson resigned from all positions with the Company effective August 12, 1995 but continued to act as a consultant through March 31, 1996. To date, the Company has not paid any compensation to Mr. Johnson under the Consulting Agreement.

(4) Mr. Korhonen resigned from all positions with Tracker Canada effective as of May 17, 1996. He continues to serve as a non-employee director of Tracker U.S. and a consultant to Tracker Canada.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

         On June 30, 1994 the Company, in connection with the Reorganization, entered into stockholder approved employment agreements with Messrs. Lewis, Gertzbein and Johnson. The agreements originally provided for base salaries at annual rates equal to $440,000, $350,000 and $350,000, respectively. Effective July 12, 1995, upon recommendation of the Compensation Committee of the Board of Directors and with the agreement of each of Messrs. Lewis, Gertzbein and Johnson, each of these employment agreements was amended to reduce annual base salaries to $175,000, with a maximum relocation allowance of $25,000 and a maximum car allowance of $10,000. In addition, each such person is eligible for discretionary bonuses. Mr. Johnson has subsequently resigned from all positions with the Company.

         Pursuant to his employment agreement, Mr. Gertzbein is entitled to an annual profit sharing bonus of 1.75% of the Company's consolidated pre-tax profits in excess of $2,000,000; provided, however, that such bonus shall not exceed $1,000,000 in any year. The agreement also provides for a one-time cash bonus equal to one year's base salary upon the successful completion of certain financing arrangements being pursued by the Company. The agreements for Messrs. Lewis and Gertzbein have an initial term of three years with one year renewal terms thereafter, and provide for the payment of a relocation allowance equal to 25% of each such executive's base salary and a car allowance of not more than 7.5% of each such executive's base salary, subject to the caps described above. Each agreement provides that the executive is entitled to participate in any stock option, stock purchase, annual bonus, pension, profit sharing, life insurance and medical benefit plans and such other fringe benefits that may be applicable to the Company's senior executive employees.

         If either Mr. Lewis', or Mr. Gertzbein's, employment is terminated by the Company for cause (as defined in the executive's employment agreement) or during the probationary period or by the executive for any reason (other than for good reason (also as defined)), the executive will be entitled to his compensation through the date of termination. If, prior to a Change of Control of the Company, employment is terminated due to the executive's death or disability by the Company other than for cause or by the executive for good reason, the executive would be entitled to receive all compensation through the date of termination, plus the continuation of base salary for the greater of one year or the remainder of the term of the agreement. In addition, the Company will maintain for Messrs. Lewis and Gertzbein for 12 months, or, if earlier, through the date the executive obtains alternative employment, such executive's participation in the employee benefit plans of the Company in which the executive was eligible to participate immediately before termination, to the extent permissible under such plans. The executive (or his legal representative) also will have the right to exercise all vested stock options outstanding at the termination date in accordance with the plans governing those options. The Company will use its best efforts to remove the restrictions from any restricted stock held by the executive at termination. If the executive's employment is terminated after a Change of Control, either for good reason or without cause, the executive will receive all the benefits he would have received for such a termination prior to a Change of Control, and all unvested stock options held by the executive shall become immediately fully vested. Payments made in conjunction with a Change of Control are limited to an amount that will not result in either a loss of the income tax deduction of the Company under Internal Revenue Code Section 280G or an excise tax under Code Section 4999.

         The Company entered into a Consulting Agreement with Gregg C. Johnson, which took effect upon his resignation as President of the Company on August 12, 1995. The Consulting Agreement provided for (a) a monthly fee of $10,000 until March 31, 1996, (b) a commission of 10% on funds raised for the Company, (c) a commission of 5% of net sales, if any, generated by the Company from certain marketing arrangements up to July 12, 1997, to a maximum of $500,000, (d) a commission of up to 8% of net sales generated from any other sales arrangement introduced and negotiated (subject to Company prior approval) by Mr. Johnson, up to July 12, 1998, (e) release by the Company from his $56,786 (as of August 31,
1995) indebtedness to the Company upon his returning to the Company 2,986 shares of the Company's Common Stock, and (f) reimbursement of preapproved business related expenses. To date, the Company has not paid any compensation to Mr. Johnson under the Consulting Agreement.

1995 STOCK WAGE AND FEE PAYMENT PLAN

         The Company's Board of Directors adopted a 1995 Stock Wage and Fee Payment Agreement (the "Wage Plan") on September 28, 1995. The purpose of the Wage Plan is to retain and motivate participants in the Wage Plan and to provide them with incentives and rewards more directly linked to the profitability of the Company's business and increases in stockholder value.

         Six employees and one director of the Company were eligible to, and elected to, participate in the Plan. Under the Plan, the participants agreed to receive an aggregate of 770,000 shares of the Company's Common Stock in lieu of certain wage payments or fees that the participants had earned before October 1, 1995 but had not yet been paid and in lieu of all of their respective wage payments or fees for the period from October 1, 1995 through September 30, 1996. The number of shares granted to the participants was based upon a price per share of Common Stock of $1.00. The participants elected to receive the following numbers of shares:

Name of Participant           Number of Shares     Dollar Value
- -------------------           ----------------     ------------
I. Bruce Lewis                   192,400              $192,400
Mark J. Gertzbein                215,100               215,100
Ed J. Korhonen                   152,000               152,000
Christopher H. Creed             100,500               100,500
Jonathan B. Lewis                 40,000                40,000
Gigi M. Lipton                    60,000                60,000
Leonard Yakobovits                10,000                10,000
                                 -------               -------
     Total                       770,000              $770,000
                                 =======              ========

         No fees, commissions or other charges will be paid by the participants in connection with the grants of shares to such persons under the Wage Plan. The Wage Plan may not be altered, amended or modified except by written agreement signed by the participants, Tracker U.S. and Tracker Canada. As the Wage Plan is a contract among the participants, Tracker U.S. and Tracker Canada relating to a designated issuance of shares in lieu of wages or fees and is not an ongoing employee benefits program pursuant to which grants or awards can be made on an ongoing basis or pursuant to which plan funds are invested for the benefit of participants, there is no separate administration of the Wage Plan. The Company has registered the shares issued under the Wage Plan under the Securities Act of 1933, as amended.

PROPOSED 1996 STOCK WAGE PLAN

         The Company is considering adopting a Stock Wage Payment Agreement for the period October 1, 1996 - September 30, 1997 (the "1996 Wage Plan") under which stock would be granted to certain employees, including employees who are Affiliates, in lieu of all or part of their cash compensation. The terms are still being developed. An important objective is the retention of employees. In addition, as an incentive for employees to accept stock as wages instead of cash, the number of shares granted to some participants in lieu of cash may be based on a price per share of less than fair market value. For others, the number of shares granted may be based on the fair market value of the stock and, for those who held all such shares for a set period, the Company would guaranty that the future value of the stock would be at a premium of the fair market value at the time of grant (i.e., that the value of the stock would then be greater than the cash wages that were forgone).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

         The Company has entered into employment agreements containing severance arrangements with certain of its executive officers, which provide for payment under certain circumstances to each officer of compensation through the remainder of the terms of the agreements. See "Executive Compensation - Employment Contracts, Termination of Employment and Change of Control." The Company's Certificate of Incorporation and By-laws provide for indemnification of all Directors and officers. In addition, each Director of the Company has entered into a separate indemnification agreement with the Company.

         Upon the inception of Tracker Canada in May 1993, Tracker Canada issued to certain members of management, in aggregate, 5,089,286 common shares, including 2,857,143 shares to Mr. Lewis, 628,578 shares to Mr. Gertzbein and 642,858 shares to Mr. Johnson, in consideration for the assignment of rights with respect to certain inventions and patent application and as inducements for such persons to join Tracker Canada. Mr. Lewis and Mr. Johnson have subsequently disposed of a limited number of such shares. As part of the Reorganization, the Tracker Canada common shares were reclassified into Exchangeable Preference Shares.

CERTAIN RELATIONSHIPS

         Tracker Canada contracted with Messrs. Lewis, Gertzbein and Johnson through BL Consulting Services, MJG Management Accounting Services Ltd. and Spire Consulting Group, Inc., respectively. Under these management and consulting contracts, Tracker Canada agreed to pay each of the foregoing entities annual compensation of $178,350. The agreements expired as of the effective date of the employment agreements between the Company and each of Messrs. Lewis, Gertzbein and Johnson. See "Executive Compensation - Employment Contracts, Termination of Employment and Change of Control."

INDEBTEDNESS OF MANAGEMENT

         As of March 31, 1996, Mr. Johnson was indebted to the Company by way of a loan in the amount of $58,226. The loan is evidenced by a promissory note bearing interest at an annual rate of 5% and is payable upon demand. See "EXECUTIVE COMPENSATION - Employment Contracts, Termination of Employment and Change of Control." As of March 31, 1995 Mr. Lewis was indebted to the Company by way of a loan in the amount of $138,275. Mr. Lewis repaid the loan in full prior to the end of the quarter ended June 30, 1995. The Company does not anticipate making any future loans to related parties.

TRANSACTIONS WITH PROMOTERS

         In connection with the Company's private equity placements, placement commissions amounting to $Nil for the year ended March 31, 1996 and $115,282 for the year ended March 31, 1995 were paid to the beneficial owners of Stalia Holdings B.V., an affiliate of Saturn, Mr. Avron Shore, Mr. Jack Stritcharuk and Mr. Steve Heard, all of whom are or were stockholders, and $371,846 for the period from inception (May 6, 1993) to March 31, 1994 were paid to Mr. Majid Al-Refai. Commissions amounting to $85,646 for the year ended March 31, 1996 and $Nil for the year ended March 31, 1995 were paid to Wheel of Fortune Corp. S.A., a stockholder, in connection with the Company's securing holders of the Convertible Debentures.

FUTURE TRANSACTIONS WITH AFFILIATES

         The Company's management believes that the terms of the transactions described above are no less favorable to the Company than those that could have been obtained from unaffiliated third parties. Further, all future transactions between the Company and its executive officers, Directors, employees, 5% stockholders and affiliates (including for example future loans and any forgiveness of loans, none of which is contemplated) will be subject to the approval of a majority of the independent, disinterested members of the Board of Directors. In addition, such future transactions will be for bona fide business purposes and will be on terms that are no less favorable to the Company than those that could be negotiated with unaffiliated parties.

REORGANIZATION

         On July 12, 1994, Tracker U.S. (then Ultra Capital Corp., a Nevada corporation) and Tracker Canada completed the Reorganization contemplated by the Reorganization Agreement, dated as of May 26, 1994, by and among Tracker U.S., Jeff W. Holmes, R. Kirk Blosch and Tracker Canada, as amended (the "Reorganization Agreement"). The Reorganization resulted in a change in control of Tracker U.S. Pursuant to the Reorganization Agreement, Tracker U.S. acquired all the issued and outstanding voting shares of Tracker Canada in exchange for shares of Tracker U.S.'s capital stock representing, at the time, approximately 90% of the total voting shares of Tracker U.S. As part of the Reorganization, Tracker U.S. (then Ultra Capital Corp.) changed its domicile from Nevada to Delaware and changed its corporate name to "The Tracker Corporation of America."

         Pursuant to the Reorganization Agreement, Tracker U.S. authorized a new series of Class B Voting Common Stock ("Voting Stock") having full voting rights, which were conferred upon the Tracker Canada shareholders as part of the Reorganization in each case equal to the number of Exchangeable Preference Shares held by the Tracker Canada shareholder. See "DESCRIPTION OF SECURITIES - Class B Voting Common Stock." Tracker U.S. delivered 6,235,225 shares of its newly authorized Voting Stock to Montreal Trust Company of Canada ("Montreal Trust") to be held pursuant to the terms of an Exchange Agency and Voting Trust Agreement (the "Exchange Agreement"). The Exchange Agreement permits the Tracker Canada shareholders to direct the voting of the Voting Stock.

         The common shares of Tracker Canada, other than the Class A common shares issued to Tracker U.S., were reclassified into Exchangeable Preference Shares, a new class of Tracker Canada stock. The Exchangeable Preference Shares are exchangeable for Reserved Common Shares (as defined below) of Tracker U.S. on a one-to-one basis commencing July 12, 1995. On July 12, 2002, all of the Exchangeable Preference Shares then outstanding shall be automatically exchanged for shares of Tracker U.S. Common Stock. Upon any exchange of Exchangeable Preference Shares for Common Stock, whether voluntary or automatic, the Exchangeable Preference Shares will be canceled and a corresponding number of shares of the Voting Stock will be returned to Tracker U.S.

         The holders of the Exchangeable Preference Shares have voting, dividend and liquidation rights that are in parity with those of the shares of the Tracker U.S. Common Stock. These parallel rights were created in the following manner:

         a. Tracker U.S. placed 6,235,225 shares of the Voting Stock with Montreal Trust for the benefit of the holders of the Exchangeable Preference Shares. The beneficial owners of the Voting Stock (i.e., the holders of the Exchangeable Preference Shares) have the right to vote the Voting Stock under procedures set forth in the Exchange Agreement and collectively controlled approximately 90% of the voting power of Tracker U.S. at the time of the closing of the Reorganization Agreement. Although the Voting Stock is redeemable by Tracker U.S., Tracker U.S. has agreed not to redeem the Voting Stock until such time as the Exchangeable Preference Shares are exchanged into Reserved Common Shares (as defined below).

         b. Tracker U.S. irrevocably reserved 6,235,225 shares of its authorized, unissued Common Stock for issuance to holders of Exchangeable Preference Shares. Under the terms of the Reorganization Agreement, these shares will be used for the exchange of the Exchangeable Preference Shares into shares of the Tracker U.S. Common Stock on a one-to-one basis. These reserved and unissued shares are referred to herein as the "Reserved Common Shares."

         c. The exchange of the Exchangeable Preference Shares for the Reserved Common Shares will be accomplished through an exchange trust created under the Exchange Agreement. Under the Exchange Agreement, Montreal Trust, as Trustee, has agreed, at any time on or after July 12, 1995, to (i) exchange with any holder of the Exchangeable Preference Shares any or all of the Exchangeable Preference Shares held by such holder for Reserved Common Shares on a one-to-one basis, and (ii) return to Tracker U.S. a certificate representing the corresponding number of shares of Voting Stock.

         d. Under the Exchange Agreement, Tracker U.S. has agreed not to declare and pay any cash dividends on its Common Stock unless it also causes Tracker Canada to declare and pay cash dividends on the Exchangeable Preference Shares at the same time and in the same manner as the dividends paid on the Tracker U.S. Common Stock. Additionally, under a Guarantee Agreement with Tracker Canada, Tracker U.S. must provide Tracker Canada with adequate funds, through a contribution to capital surplus, to pay such dividends to the holders of the Exchangeable Preference Shares. The Guarantee Agreement also obligates Tracker U.S. to satisfy the liquidation value of the Exchangeable Preference Shares in the event of the liquidation of Tracker Canada. Under the Guarantee Agreement, the liquidation value per share is calculated as if Tracker U.S. were liquidated on the same date and each issued and outstanding Exchangeable Preference Share were an issued and outstanding share of Tracker U.S. Common Stock. Tracker U.S. has the option to pay the liquidation value of the Exchangeable Preference Shares in cash or in Reserved Common Shares.

         In the Reorganization Agreement, Tracker U.S. agreed to file a registration statement relating to the Reserved Common Shares.

         At a special meeting of stockholders held June 30, 1994, the stockholders of Tracker U.S. (then Ultra Capital Corp.) approved the Reorganization and several corporate proposals, including the change in domicile from Nevada to Delaware, the change in corporate name, the adoption of the Delaware certificate of incorporation and bylaws, employment agreements with senior management and the 1994 Plan.

INVESTMENT BY SATURN INVESTMENTS, INC.

         In March 1994, prior to the Reorganization, Tracker Canada received an investment of CDN $3,350,000 from Stalia Holdings B.V. ("Stalia") for units consisting of common shares of Tracker Canada and warrants to purchase common shares of Tracker Canada. In connection with that investment by Stalia, Tracker Canada on March 14, 1994 entered into a Stock Option Agreement with Stalia (the "Stalia Option Agreement") and Tracker Canada and certain of its stockholders entered into a Right of First Refusal, Co-Sale and Voting Agreement with Stalia (the "Stalia Agreement"). As described below, Stalia has transferred its shares and its rights under the Stalia Option Agreement and the Stalia Agreement to Saturn Investments, Inc. ("Saturn"). In the Stalia Option Agreement, Tracker Canada granted to Stalia the right to purchase an additional amount of common shares that would provide Stalia (when combined with common shares held by Stalia at the time of exercise) with ownership of 25% of Tracker Canada's issued and outstanding voting equity. The purchase price of such shares is their Fair Market Value. The Option Agreement defines "Fair Market Value" as the price at which such shares could reasonably be expected to be sold in an arms-length transaction, occurring on the date on which Stalia proposes to purchase such shares, for cash to a person not employed by, controlled by, in control of or under common control with Tracker Canada. Absent evidence of fraud, the determination of the Board of Directors of Tracker Canada of the Fair Market Value is final and conclusive. Stalia may exercise the option with respect to all (but not less than all) of such shares by giving Tracker Canada written notice of the date on which it intends to so exercise the option, which date shall be not less than 60 nor more than 120 days following the date of the written notice. Stalia's option terminates, among other things, upon the earlier of (a) the closing date of Tracker Canada's first public offering of its equity securities pursuant to a registration statement filed with the Securities and Exchange Commission (the "Commission") or (b) March 14, 1999. The Company believes that the Stalia Option Agreement terminates as of the date the registration statement, filed November 22, 1995, as amended, is declared effective by the Commission as the registration statement relates to a public offering of the Company=s equity securities.

         In the Stalia Agreement, Tracker Canada granted to Stalia a right of first refusal to purchase its pro rata share of all New Securities which Tracker Canada may from time to time propose to issue and sell. The Stalia Agreement defines "New Securities" to mean any capital stock, rights to purchase capital stock, and securities of any type convertible into capital stock; provided, however, that "New Securities" does not include: (i) securities issued pursuant to a stock dividend, stock split, combination or other reclassification, (ii) securities covered by a registration statement declared effective by the Commission or a final prospectus for which a receipt has been issued by the relevant securities regulatory authority in each of the Provinces of Canada where the securities are issued and sold, (iii) certain shares issued pursuant to the exercise of warrants, and (iv) certain shares issued for a specified price pursuant to a private placement underwritten by an investment banker. This right of first refusal could make it more difficult for the Company to raise additional equity financing under terms satisfactory to the Company.

         The Stalia Agreement also provides Stalia with certain rights of co-sale. Specifically, if any Controlling Shareholder, as defined in the Agreement, receives an offer to purchase any of the shares owned by the Controlling Shareholder, the Controlling Shareholder must promptly notify Saturn in writing of the terms and conditions of the purchase offer. Within thirty days after receiving notice of the purchase offer, Saturn then has the right to participate in the sale pursuant to the terms and conditions of the offer. As a result, if Saturn exercise its right, the number of shares that the Controlling Shareholder is entitled to sell is reduced by up to an amount equal to Saturn's pro rata share (i.e., the percentage of the total shares owned by the Controlling Shareholder and Saturn that are owned by Saturn). Saturn does not have co-sale rights in connection with sales to relatives (or trusts) of the Controlling Shareholders or sales in a registered public offering. The Stalia Agreement further provides that in the case of permitted transfers, the Controlling Shareholder must inform the company and Saturn of the transfer prior to effecting it and, in the case of a transfer to a relative or trust, the transferee must furnish to Saturn a written agreement to be bound by the provisions of the Stalia Agreement. The Stalia Agreement further provides that any transfers in violation of the Agreement are void.

         The Stalia Agreement also provides Stalia with the right (which to date has not been exercised) to have one representative on Tracker Canada's Board of Directors, which representative may be removed only with the written consent of Stalia. Certain controlling shareholders agreed to vote their shares in favor of the election of Stalia's representative to the Board of Directors. Stalia's representative may be removed from the Board of Directors only with the written consent of Stalia. Upon any resignation or removal of Stalia's representative, certain controlling stockholders of the Company must exercise their best efforts to replace such director as soon as possible with another nominee of Stalia. In addition, by separate letter agreement, the Company confirmed that Tracker Canada agrees to: (a) allow Stalia or a nominee to attend Board meetings; (b) provide Stalia with copies of all communications regularly made to directors;
(c) use best efforts to elect a nominee of Stalia to the Tracker Canada Board;
(d) provide monthly updates on Tracker Canada=s business and affairs; and (e) provide Stalia=s counsel with all documentation relating to issues which may affect Stalia.

         The Stalia Agreement further provides, as a protective provision in favor of Stalia, that, without first obtaining the written consent of Stalia, certain controlling stockholders must not vote for, and must exercise their best efforts as significant shareholders to ensure that the Board of Directors does not approve: (a) the liquidation or dissolution of the Company; (b) the declaration or payment of any dividends or the making of any distribution out of the ordinary course of the Company's business to the shareholders of the Company; (c) the repurchase by the Company of any of its capital stock; or (d) any material alteration in the rights, preferences, privileges and restrictions of the common stock or warrants held by Stalia. In addition, certain controlling shareholders must exercise their best efforts to ensure that such controlling stockholders and Stalia together at all times control the majority of the voting rights of the Company to ensure that the voting rights and protective provisions are complied with.

         The Stalia Agreement terminates upon the earlier of (a) the closing date of the Company's first public offering of its equity securities pursuant to a registration statement filed with the Commission or pursuant to a final prospectus for which a receipt has been issued by the relevant securities regulatory authority in each of the Provinces of Canada where the shares are offered or sold or (b) March 14, 1999. The Company believes that the Stalia Agreement terminates as of the date the registration statement, filed November 22, 1995, as amended, is declared effective by the Commission as the registration statement relates to a public offering of the Company=s equity securities.

         Although the Stalia Option Agreement and the Stalia Agreement originally were between Tracker Canada and Stalia, Stalia's consent to the Reorganization was necessary pursuant to the terms of the Stalia Agreement. Thus, at or about the time of the Reorganization, in connection with obtaining Stalia's consent to the Reorganization, Tracker U.S., Tracker Canada and certain controlling shareholders agreed that all obligations under the Stalia Agreement applicable to Tracker Canada also apply to Tracker U.S., that references to Tracker Canada in the Stalia Agreement shall be deemed to be references to Tracker U.S. as well, and that references in the Stalia Agreement to common shares of Tracker Canada shall be deemed to be references to the common stock of Tracker Canada as well as the Common Stock of Tracker U.S. In addition, Tracker Canada confirmed to Stalia that none of Stalia's rights under the Stalia Option Agreement or the Stalia Agreement would be adversely affected by the Reorganization. Accordingly, all the provisions discussed above apply to Tracker U.S. as well as Tracker Canada notwithstanding that the original Stalia Option Agreement and Stalia Agreement were between Stalia and Tracker Canada.

         As of January 31, 1996, Stalia transferred its Tracker Canada Exchangeable Preference Shares to Saturn, an affiliate of Stalia. Stalia also transferred to Saturn all of Stalia's rights under the Stalia Option Agreement and the Stalia Agreement.

INVESTOR RELATIONS SERVICES - CORPORATE RELATIONS GROUP

         The Company obtains investor relations services from the Corporate Relations Group ("CRG"), a stockholder of the Company. Pursuant to its arrangements with CRG, the Company has paid, or caused to be paid, to CRG $1,316,780 in cash and stock for investor relations services through June 25, 1996. On November 20, 1995, the Company entered into an agreement pursuant to which CRG agreed to provide services to the Company for a period of one year and the Company agreed to pay to CRG $570,000 or 326,000 freely tradeable shares of Common Stock upon execution of the agreement and to issue options to CRG to purchase shares of Common Stock as follows: 100,000 shares at $2.00 per share one year from the date of the agreement, 100,000 shares at $2.40 per share two years from the date of the agreement, 100,000 shares at $2.60 per share three years from the date of the agreement, 100,000 shares at $2.80 per share five years from the date of the agreement, and 100,000 shares at $3.00 per share five years from the date of the agreement. As of the date of this Report, CRG had not provided any services under the agreement and the Company had not made any payment to CRG.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon the recommendation of its Audit Committee, has selected Price Waterhouse LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1997, and to perform other accounting services as requested by the Company. Price Waterhouse LLP has acted as independent public accountants for the Company since its appointment effective June 30, 1994.

         Representatives of Price Waterhouse LLP are not expected to be present at the 1996 Annual Stockholders' Meeting, but are expected to be available by telephone conference in order to make a statement, if they desire to do so, and to respond to appropriate questions.

         Although it is not required to do so, the Board of Directors has submitted the selection of Price Waterhouse LLP to the Stockholders for ratification. Unless a contrary choice is specified, proxies will be voted for ratification of the selection of Price Waterhouse LLP.

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
         THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS
             THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997.

                              STOCKHOLDER PROPOSALS

         The Company welcomes comments or suggestions from its Stockholders. In the event that a Stockholder desires to have a proposal formally considered at the 1997 Annual Meeting of Stockholders, and evaluated by the Board for inclusion in the Proxy Statement for that meeting, the proposal must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before March 12, 1997.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of Stockholders other than that for which notice is provided. In the event other business requiring a vote of Stockholders is properly presented at the meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.

                                  By Order of the Board of Directors,

                                  /s/ Mark J. Gertzbein
                                  -----------------------------------
                                  Mark J. Gertzbein
                                  Secretary

Toronto, Canada
July 24, 1996

                                                                       PROXY
THE TRACKER CORPORATION OF AMERICA
180 Dundas Street West, Suite 1502, Toronto, Ontario, Canada M5G 1Z8

          This proxy is solicited on behalf of the Board of Directors.

         The undersigned appoints I. Bruce Lewis and Mark J. Gertzbein and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote, as designated below, all shares of Common Stock (as defined in the Proxy Statement in connection with which this proxy is being solicited) of The Tracker Corporation of America held by the undersigned on July 22, 1996, at the Annual Meeting of Stockholders to be held on September 6, 1996, and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Annual Meeting.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of the listed proposals.

Please mark boxes X in blue or black ink. The Board of Directors recommends a vote FOR each of the proposals listed below.

1. ELECTION OF DIRECTORS: CHARLES H. CORONELLA, QUINCY A. S. MCKEAN III

  /  /  FOR the nominees listed above.
  /  /  Withhold authority to vote for the following nominees:

2. RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

         /  /  FOR  /  /  AGAINST  /  /  ABSTAIN

                             Please sign exactly as name appears in Company register. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             Date _______________________________________, 1996

                             Signature_________________________________________

                             Print Name________________________________________

                             Signature if held jointly_________________________

                             Print Name________________________________________

(Please mark, sign, date and return this proxy promptly using the enclosed envelope.)

TO OUR SHAREHOLDERS

On behalf of everyone associated with The Tracker Corporation of America, we would like to extend a warm welcome to all our shareholders. Many exciting developments have taken place during the past 12 months. As mentioned last year, every road we travel is uncharted as we continue to introduce the world's first global identification and recovery service. Not only have we created a new company but also have launched a brand new industry. We have had a number of significant developments which management believes, will position the company for rapid and substantial future growth.

From inception, we have been building alliances with corporations and law enforcement agencies to strengthen our existing infrastructure. Over the past 12 months, we have been continuing to develop our infrastructure and fine tune our marketing efforts towards our prime target; the U.S. marketplace. To date, well over 150 North American law enforcement and civilian sites have agreed to be part of Tracker's expanding global recovery network. These recovery sites include crime prevention agencies such as major police and sheriff departments, courier companies, airport securities, transit authorities, tourist venues and major lost and founds. To date, we have registered greater than 18,000 subscribers and our identification and recovery service has been instrumental in returning over 65 valued possessions to their rightful owners. Last fall, after a year and one-half scrutiny, Tracker triumphantly obtained the endorsement of the International Association of Chiefs of Police ("I.A.C.P."). This endorsement is significant as it not only highlights our commitment to working closely with law enforcement and crime prevention communities, but provides the Company and its products and services with the "seal of approval" necessary in helping capture the purchasing power of the security-conscious consumer. The endorsement of the I.A.C.P. has resulted in several introductions to state and local law enforcement which are interested in working with Tracker to sell our product and services to their communities as fund raising campaigns.

This past year, we have seen the birth of many new marketing and promotional programs at Tracker, which management believes will be the cornerstone of future growth. Tracker Referral Network International was created by a separate entity as Tracker's marketing arm to develop home-based business opportunities selling Tracker's products and services utilizing the innovative referral-based marketing concept. Tracker's Card Registration Service was created to provide the traditional service of card registry with the added benefit of an identification and recovery service. This segment is currently expanding via three independent telemarketing programs. With the signing of an option agreement with Merchant Partners LP, (whose principals are Montgomery Ward & Co. and ValueVision International, Inc.), we will work closely with the principals to help identify and foster corporate development opportunities with their subsidiaries in the retail and direct marketing arenas. Our Child I.D. program has recently expanded to an "outreach" program providing needy families with our

Child I.D. kits paid for by local businesses and communities. Our agreements with Sony of Canada and with Samsonite Canada not only provide awareness of our products and services but allow us the means to make inroads to major corporations. As an example, Samsonite USA is currently reviewing a program utilizing the Tracker service. Negotiations are currently underway with these and many other companies and there are several programs in the works. Tracker continues to be committed to providing companies with the world's premier identification and recovery service which offers them the opportunity to add value to their products and/or services. Tracker's service can add value to manufacturer's products through the laser etching of Tracker's ensignia at the point of manufacture. With this process, distribution, ownership and warranty information can become an intrinsic part of a manufacturers' product. From factory to point of sale, their products can be linked to Tracker's worldwide identification and recovery service, giving them a competitive edge. Management believes that the stage is being set for a very successful 1997, both in terms of expanding into new markets and financial results.

Once again, we would like to thank our shareholders for their confidence and continuing support of the "Tracker" dream.

Sincerely,

THE TRACKER CORPORATION OF AMERICA

Bruce Lewis
Chairman and President
and CEO

Toronto, Canada
July 24, 1996